EXHIBIT 5.1
November 15, 2006
SIPEX Corporation
233 South Hillview Drive
Milpitas, CA 95035
(408) 934-7500
Ladies and Gentlemen:
     We have acted as counsel to Sipex Corporation, a Delaware corporation (the “Company” or “you”) and have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 15, 2006 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,700,000 shares of Sipex Corporation Common Stock, par value $0.01 per share (the “Shares”), reserved for issuance under the Company’s 1996 Employee Stock Purchase Plan and the Company’s 2006 Equity Incentive Plan (the “Plans”).
     As your legal counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on such examination, it is our opinion that, when issued and sold in the manner referred to in the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Sincerely,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.